Exhibit 99.2

This Statement on Form 4 is filed by: (i) AP DLF Offshore Investor, L.P.; (ii) Apollo Principal Holdings B, L.P.; (iii) Apollo Principal Holdings B GP, LLC; and (iv) APO Corp.

Name of Designated Filer: Apollo Principal Holdings B, L.P.

Date of Event Requiring Statement: September 17, 2025

Issuer Name: Diameter Credit Company

AP DLF Offshore Investor, L.P.

By:	Apollo Principal Holdings B, L.P.,
its general partner

	By:	Apollo Principal Holdings B GP, LLC,
its general partner

		By:	/s/ William B. Kuesel
		Name:	William B. Kuesel
		Title:	Vice President

APOLLO PRINCIPAL HOLDINGS B, L.P.

By:	Apollo Principal Holdings B GP, LLC,
its general partner

	By:	/s/ William B. Kuesel
	Name:	William B. Kuesel
	Title:	Vice President

APOLLO PRINCIPAL HOLDINGS B GP, LLC

By:	/s/ William B. Kuesel
Name:	William B. Kuesel
Title:	Vice President

APO CORP.

By:	/s/ William B. Kuesel
Name:	William B. Kuesel
Title:	Vice President